EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-114958) of Harsco Corporation of our report dated June 27, 2012 relating to the financial statements and supplemental schedule of the Harsco Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
June 27, 2012